Exhibit 99.1
FOR IMMEDIATE RELEASE

Heidrick & Struggles Reports Second Quarter 2023 Results

13% Sequential Revenue Growth Including 10% Organic

Maintains Strong Balance Sheet Post-Acquisitions of Atreus and businessfourzero

CHICAGO, July 31, 2023 – Today Heidrick & Struggles International, Inc. (Nasdaq: HSII) (“Heidrick & Struggles”, “Heidrick” or the “Company”) announced financial results for its second quarter ended June 30, 2023.

Second Quarter Highlights:

•Net revenue of $271.2 million increased 13% sequentially, 10% organically
•Operating income of $13.6 million decreased $4.2 million sequentially and operating margin was 5.0%
•Adjusted operating income of $20.8 million increased 17% sequentially and adjusted operating margin was 7.7%
•Adjusted EBITDA of $36.4 million increased 33% sequentially and adjusted EBITDA margin was 13.4%
•Net income was $9.0 million and diluted earnings per share was $0.44; adjusted net income was $15.0 million and adjusted diluted earnings per share was $0.73

“We are very pleased with the second quarter results which included the first full quarter of results from our recent acquisition of Atreus Group (“Atreus”) in our On-Demand Talent segment, as well as the results from businessfourzero (“B4Z”) in our Heidrick Consulting segment. Even before the positive effects of these acquisitions, each of our lines of business demonstrated organic sequential growth, despite ongoing macro uncertainty and an anticipated return to more normalized levels of business performance. This validates our focus on the steadfast execution of our strategy while maintaining strong profitability,” stated Heidrick & Struggles’ President and Chief Executive Officer, Krishnan Rajagopalan. “Importantly, the integrations of both our recent acquisitions are progressing smoothly. We are advancing our diversification strategy while continuing to make appropriate investments in our digital capabilities and technologies throughout the company. These initiatives are aimed at providing our clients with the next generation of talent and leadership advisory services, enabling them to achieve higher performance through their leaders and teams in an ever-evolving business landscape.”

2023 Second Quarter Results

Consolidated net revenue of $271.2 million compared to record consolidated net revenue of $298.7 million in the 2022 second quarter. Consolidated financial results include the first full quarter of contribution from the Company’s recent acquisitions of Atreus and B4Z.

On a sequential basis, 2023 second quarter net revenue increased 13.3% from the 2023 first quarter, 10% of that growth was organic, as the Company experienced growth in Executive Search driven by the Americas and Europe markets, partially offset by a decline in the Asia Pacific market, along with sequential revenue growth in Heidrick Consulting and On-Demand Talent. 2023 second quarter adjusted operating income increased 17.2% and adjusted operating margin increased 30 basis points to 7.7% compared to 7.4% in the 2023 first quarter. Adjusted EBITDA of $36.4 million in the 2023 second quarter increased 33% sequentially and adjusted EBITDA margin increased 190 basis points to 13.4% compared to 11.5% in the 2023 first quarter. 2023 second quarter adjusted net income was $15.0 million compared to $15.6 million in the 2023 first quarter. This generated adjusted diluted earnings per share in the 2023 second quarter of $0.73 compared to $0.76 in the 2023 first quarter.

Executive Search net revenue of $206.8 million compared to net revenue of $253.9 million in the 2022 second quarter reflecting an anticipated market slowdown combined with a return to more normalized operating levels. Excluding the impact of exchange rate fluctuations, which negatively impacted results by 0.3%, or $0.8 million, net revenue decreased 18.2%, or $46.3 million, from the 2022 second quarter. Net revenue decreased 21.3% in the Americas (down 21.2% on a constant currency basis), decreased 5.3% in Europe (down 6.1% on a constant currency basis), and decreased 23.9% in Asia Pacific (down 20.5% on a constant currency basis) when compared to the prior year second quarter. The Social Impact and Industrial practice groups exhibited growth over the prior year.

The Company had 423 Executive Search consultants at June 30, 2023, compared to 388 at June 30, 2022. Productivity, as measured by annualized Executive Search net revenue per consultant, was $1.9 million compared to $2.6 million in the 2022 second quarter, reflecting a higher number of consultants combined with lower revenue. Average revenue per executive search was approximately $143,000 compared to $153,000 in the prior year period. The number of search confirmations decreased 12.7% compared to the year-ago period.

On-Demand Talent net revenue of $39.2 million, an increase of 75.5% compared to net revenue of $22.4 million in the 2022 second quarter, primarily due to the acquisition of Atreus, partially offset by a decrease in the volume of legacy on-demand projects.

Heidrick Consulting net revenue of $25.2 million compared to net revenue of $22.4 million in the 2022 second quarter. The Company had 89 Heidrick Consulting consultants at June 30, 2023, compared to 66 at June 30, 2022.

Consolidated salaries and benefits decreased $28.8 million, or 13.9%, to $178.9 million compared to $207.7 million in the 2022 second quarter. Year-over-year, fixed compensation expense increased $18.8 million due to base salaries and payroll taxes, the deferred compensation plan, reorganization, and retirement and benefits, as well as the acquisitions of Atreus and B4Z, partially offset by a decrease in stock compensation. Variable compensation decreased $47.6 million due to lower bonus accruals related to decreased consultant productivity. Salaries and benefits expense was 66.0% of net revenue for the quarter compared to 69.5% in the 2022 second quarter.

General and administrative expenses increased $5.3 million, or 15.1%, to $40.5 million compared to $35.2 million in the 2022 second quarter. The increase was due to intangible amortization and accretion, office occupancy, IT, and taxes and licenses, partially offset by a decrease in business development travel. As a percentage of net revenue, general and administrative expenses were 14.9% for the 2023 second quarter compared to 11.8% in the 2022 second quarter.

The Company’s cost of services was $25.3 million, or 9.3% of net revenue for the quarter, compared to $17.4 million, or 5.8% of net revenue in the 2022 second quarter. This related to an increase in the volume of On-Demand Talent projects driven by the acquisition of Atreus.

The Company’s research and development expenses were $5.7 million, or 2.1%, of net revenue for the quarter compared to $4.5 million, or 1.5%, of net revenue for the second quarter 2022.

In the 2023 second quarter, the Company recorded a non-cash goodwill impairment charge of $7.2 million associated with the Company’s Heidrick Consulting segment. In the 2022 fourth quarter, the Company conducted its most recent annual goodwill impairment evaluation, which indicated that the carrying value of the Heidrick Consulting reporting unit was less than its fair value. During the 2023 second quarter, the Company acquired B4Z and recorded approximately $7.1 million of goodwill in the Heidrick Consulting reporting unit. Due to the inclusion of goodwill in a reporting unit with a pre-existing fair value shortfall, the Company identified a triggering event and performed an interim goodwill impairment evaluation during the 2023 second quarter, which resulted in the impairment of the recently acquired B4Z goodwill.

Including the previously mentioned non-cash impairment charge, operating income was $13.6 million for the quarter compared to $33.9 million in the 2022 second quarter. Operating income margin was 5.0% versus 11.3% in the 2022 second quarter. Excluding the non-cash impairment charge, adjusted operating income in the 2023 second quarter was $20.8 million and adjusted operating margin was 7.7%.

Adjusted EBITDA was $36.4 million compared to $36.8 million in the 2022 second quarter. Adjusted EBITDA margin was 13.4%, compared to 12.3% in the 2022 second quarter. In Executive Search, adjusted EBITDA was $53.9 million compared to $52.3 million in the prior year period. In On-Demand Talent, adjusted EBITDA was $2.6 million versus $0.6 million in the prior year period. In Heidrick Consulting, adjusted EBITDA was a loss of $1.6 million compared to a loss of $0.1 million in the prior year period.

Net income was $9.0 million and diluted earnings per share was $0.44, with an effective tax rate of 46.8%. This compares to net income of $24.1 million and diluted earnings per share of $1.19, with an effective tax rate of 30.9% in the 2022 second quarter. Excluding the non-cash impairment charge recorded in the 2023 second quarter, adjusted net income was $15.0 million and adjusted diluted earnings per share was $0.73, with an adjusted effective tax rate of 37.7%.

Net cash provided by operating activities was $46.9 million, compared to $82.7 million in the 2022 second quarter. Cash, cash equivalents and marketable securities at June 30, 2023 was $239.0 million compared to $336.6 million at June 30, 2022 and $621.6 million at December 31, 2022. The Company’s cash position typically builds throughout the year as employee bonuses are accrued, mostly to be paid out in the first half of the year.

2023 Six Months Results

For the six months ended June 30, 2023, consolidated net revenue was $510.5 million compared to $582.6 million in the first six months of 2022. Excluding the impact of exchange rate fluctuations, which negatively impacted results by 1.0%, or $6.1 million, consolidated net revenue decreased 11.3%, or $65.9 million, compared to the prior year period.

Executive Search net revenue in the first six months of 2023 decreased 20.0%, or $99.2 million, to $397.3 million from $496.5 million in the first six months of 2022. Excluding the impact of exchange rate fluctuations, which negatively impacted results by 1.0%, or $5.1 million, net revenue decreased 19.0%, or $94.1 million. Net revenue decreased 21.5% in the Americas (decreased 21.3% on a constant currency basis), decreased 13.7% in Europe (decreased 11.3% on a constant currency basis), and decreased 21.9% in Asia Pacific (decreased 18.0% on a constant currency basis). Only the Social Impact and Industrial practice groups exhibited growth over the prior year. Productivity was $1.9 million for the first six months of 2023 compared to $2.6 million in the first six months of 2022. The average revenue per executive search was $133,000 in the first six months of 2023 compared to $137,000 the same period in 2022, while search confirmations decreased 17.6%.

On-Demand Talent net revenue in the first six months of 2023 was $70.4 million compared to $45.7 million in the same period of 2022. The increase in net revenue was primarily driven by the acquisition of Atreus, as well as an increase in the volume of legacy on-demand projects.

Heidrick Consulting net revenue in the first six months of 2023 increased 6.3%, or $2.5 million, to $42.9 million from
$40.4 million in the first six months of 2022. Excluding the impact of exchange rate fluctuations, which negatively impacted results by 2.0%, or $0.8 million, Heidrick Consulting revenue increased 8.3%, or $3.3 million, compared to the prior year period.

Operating income for the first six months of 2023 was $31.4 million compared to operating income of $64.1 million in the same period of 2022. The operating income margin was 6.1% compared to 11.0% in the first six months of 2022. Excluding the non-cash impairment charge recorded in the 2023 year-to-date period, adjusted operating income was $38.6 million and adjusted operating income margin was 7.6%.

Adjusted EBITDA for the first six months of 2023 was $63.8 million and adjusted EBITDA margin was 12.5%, compared to adjusted EBITDA of $72.5 million and adjusted EBITDA margin of 12.4% for the same period in 2022. In Executive Search, adjusted EBITDA was $102.3 million compared to $104.2 million in the prior year period. In On-Demand Talent, adjusted EBITDA was $1.2 million versus $0.9 million in the prior year period. In Heidrick Consulting, adjusted EBITDA was a loss of $4.3 million compared to a loss of $1.9 million in the prior year period.

Net income for the first six months of 2023 was $24.6 million and diluted earnings per share was $1.19, with an effective tax rate of 38.1%. This compares to net income of $42.6 million and diluted earnings per share of $2.08, with an effective tax rate of 32.2%, in the first six months of 2022. Excluding the restructuring charge recorded in the 2023 year-to-date period, adjusted net income was $30.6 million and adjusted diluted earnings per share was $1.48 with an adjusted effective tax rate of 34.8%.

Dividend

The Board of Directors declared a 2023 second quarter cash dividend of $0.15 per share payable on August 25, 2023, to shareholders of record at the close of business on August 11, 2023.

2023 Third Quarter Outlook

The Company expects 2023 third quarter consolidated net revenue of between $245 million and $265 million, which reflects typical summer seasonality, while acknowledging that continued fluidity in external factors, such as the foreign exchange and interest rate environments, foreign conflicts, inflation and macroeconomic constraints on pricing actions, may impact quarterly results. In addition, this outlook is based on the average currency rates in June 2023 and reflects, among other factors, management's assumptions for the anticipated volume of new Executive Search confirmations, On-Demand Talent projects, and Heidrick Consulting assignments, consultant productivity, consultant retention, and the seasonality of the business along with the current backlog.

Quarterly Webcast and Conference Call

Heidrick & Struggles will host a conference call to review its second quarter results today, July 31, 2023 at 5:00 pm Eastern Time. Participants may access the Company’s call and supporting slides through its website at www.heidrick.com or by dialing (888) 440-4091 or (646) 960-0846, conference ID# 6106012. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) is a premier provider of global leadership advisory and on-demand talent solutions, serving the senior-level talent and consulting needs of the world's top organizations. In our role as trusted leadership advisors, we partner with our clients to develop future-ready leaders and organizations, bringing together our services and offerings in executive search, diversity and inclusion, leadership assessment and development, organization and team acceleration, culture shaping and on-demand, independent talent solutions. Heidrick & Struggles pioneered the profession of executive search more than 65 years ago. Today, the firm provides integrated talent and human capital solutions to help our clients change the world, one leadership team at a time. ® www.heidrick.com

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Heidrick & Struggles presents certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the Company.

Non-GAAP financial measures used within this earnings release are adjusted operating income, adjusted operating income margin, adjusted net income, adjusted diluted earnings per share, adjusted effective tax rate, adjusted EBITDA, adjusted EBITDA margin, and consolidated net revenue excluding the impact of exchange rate fluctuations. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors to evaluate the comparability of financial information presented. Reconciliations of these non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.

Adjusted operating income reflects the exclusion of goodwill impairment.

Adjusted operating income margin refers to adjusted operating income as a percentage of net revenue in the same period.

Adjusted net income and adjusted diluted earnings per share reflect the exclusion of goodwill impairment, net of tax.

Adjusted effective tax rate reflects the exclusion of goodwill impairment, net of tax.

Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, equity-settled stock compensation expense, earnout accretion, earnout obligation adjustments, contingent compensation related to acquisitions, deferred compensation plan income and expense, reorganization costs, impairment charges, restructuring charges, and other non-operating income (expense).

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net revenue in the same period.

The Company evaluates its results of operations on both an as reported and a constant currency basis. The constant currency presentation is a non-GAAP financial measure, which excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations, consistent with how it evaluates its performance. The Company calculates constant currency percentages by converting its financial results in a local currency for a period using the average exchange rate for the prior period to which it is comparing. This calculation may differ from similarly titled measures used by other companies.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding guidance for the third quarter of 2023. The forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry in which we operate and management's beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “projects,” “forecasts,” “aim” and similar expressions. Forward-looking statements are not guarantees of future performance, rely on a number of assumptions, and involve certain known and unknown risks and uncertainties that are difficult to predict, many of which are beyond our control. Factors that may cause actual outcomes and results to differ materially from what is expressed, forecasted, or implied in the forward-looking statements include, among other things, our ability to attract, integrate, develop, manage and retain qualified consultants and senior leaders; our ability to prevent our consultants from taking our clients with them to another firm; our ability to maintain our professional reputation and brand name; our clients’ ability to restrict us from recruiting their employees; our heavy reliance on information management systems; risks arising from our implementation of new technology and intellectual property to deliver new products and services to our clients; our dependence on third parties for the execution of certain critical functions; the fact that we face the risk of liability in the services we perform; the fact that data security, data privacy and data protection laws and other evolving regulations and cross-border data transfer restrictions may limit the use of our services and adversely affect our business; any challenges to the classification of our on-demand talent as independent contractors; the increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks that could pose a risk to our systems, networks, solutions, services and data; the impacts, direct and indirect, of the COVID-19 pandemic (including the emergence of variant strains) or other highly infectious or contagious disease on our business, our consultants and employees, and the overall economy; the aggressive competition we face; the fact that our net revenue may be affected by adverse economic conditions including inflation, the impact of foreign currency exchange rate fluctuations; our ability to access additional credit; social, political, regulatory, legal and economic risks in markets where we operate, including the impact of the ongoing war in Ukraine and the risks of an expansion or escalation of that conflict; unfavorable tax law changes and tax authority rulings; the timing of the establishment or reversal of valuation allowance on deferred tax assets; the fact that we may not be able to align our cost structure with net revenue; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to execute and integrate future acquisitions; and the fact that we have anti-takeover provisions that could make an acquisition of us difficult and expensive. We caution the reader that the list of factors may not be exhaustive. For more information on these risks, uncertainties and other factors, refer to our Annual Report on Form 10-K for the year ended December 31, 2022, under the heading "Risk Factors" in Item 1A, as updated in Part II of our subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors & Analysts:
Suzanne Rosenberg, Vice President, Investor Relations
srosenberg@heidrick.com

Media:
Nina Chang, Vice President, Corporate Communications
nchang@heidrick.com

Heidrick & Struggles International, Inc.
Consolidated Statements of Comprehensive Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2023	2022	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$271,225	$298,701	$(27,476)	(9.2)%
Reimbursements	2,552	2,408	144	6.0%
Total revenue	273,777	301,109	(27,332)	(9.1)%

Operating expenses
Salaries and benefits	178,916	207,684	(28,768)	(13.9)%
General and administrative expenses	40,514	35,203	5,311	15.1%
Cost of services	25,306	17,403	7,903	45.4%
Research and development	5,658	4,545	1,113	24.5%
Impairment charges	7,246	—	7,246	100.0%
Reimbursed expenses	2,552	2,408	144	6.0%
Total operating expenses	260,192	267,243	(7,051)	(2.6)%

Operating income	13,585	33,866	(20,281)	(59.9)%

Non-operating income
Interest, net	1,913	299
Other, net	1,377	774
Net non-operating income	3,290	1,073

Income before income taxes	16,875	34,939

Provision for income taxes	7,893	10,790

Net income	8,982	24,149

Other comprehensive loss, net of tax	(75)	(7,524)

Comprehensive income	$8,907	$16,625

Weighted-average common shares outstanding
Basic	20,010	19,726
Diluted	20,637	20,314

Earnings per common share
Basic	$0.45	$1.22
Diluted	$0.44	$1.19

Salaries and benefits as a % of net revenue	66.0%	69.5%
General and administrative expenses as a % of net revenue	14.9%	11.8%
Cost of services as a % of net revenue	9.3%	5.8%
Research and development as a % of net revenue	2.1%	1.5%
Operating margin	5.0%	11.3%

Heidrick & Struggles International, Inc.
Segment Information
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2023	2022	$ Change	% Change	2023 Margin[1]	2022 Margin[1]
Revenue
Executive Search
Americas	$138,563	$176,020	$(37,457)	(21.3)%
Europe	45,567	48,131	(2,564)	(5.3)%
Asia Pacific	22,649	29,758	(7,109)	(23.9)%
Total Executive Search	206,779	253,909	(47,130)	(18.6)%
On-Demand Talent	39,240	22,353	16,887	75.5%
Heidrick Consulting	25,206	22,439	2,767	12.3%
Revenue before reimbursements (net revenue)	271,225	298,701	(27,476)	(9.2)%
Reimbursements	2,552	2,408	144	6.0%
Total revenue	$273,777	$301,109	$(27,332)	(9.1)%

Operating income (loss)
Executive Search
Americas	$43,144	$44,250	$(1,106)	(2.5)%	31.1%	25.1%
Europe	2,432	4,606	(2,174)	(47.2)%	5.3%	9.6%
Asia Pacific	1,364	3,912	(2,548)	(65.1)%	6.0%	13.1%
Total Executive Search	46,940	52,768	(5,828)	(11.0)%	22.7%	20.8%
On-Demand Talent	(2,862)	(349)	(2,513)	NM	(7.3)%	(1.6)%
Heidrick Consulting[2]	(10,686)	(408)	(10,278)	NM	(42.4)%	(1.8)%
Total segments	33,392	52,011	(18,619)	(35.8)%	12.3%	17.4%
Research and Development	(5,658)	(4,545)	(1,113)	(24.5)%	(2.1)%	(1.5)%
Global Operations Support	(14,149)	(13,600)	(549)	(4.0)%	(5.2)%	(4.6)%
Total operating income	$13,585	$33,866	$(20,281)	(59.9)%	5.0%	11.3%

1 Margin based on revenue before reimbursements (net revenue).
2 Includes impairment charges of $7.2 million for the three months ended June 30, 2023.

Heidrick & Struggles International, Inc.
Consolidated Statements of Comprehensive Income
(In thousands, except per share amounts)
(Unaudited)

	Six Months Ended June 30,
	2023	2022	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$510,542	$582,562	$(72,020)	(12.4)%
Reimbursements	5,354	4,084	1,270	31.1%
Total revenue	515,896	586,646	(70,750)	(12.1)%

Operating expenses
Salaries and benefits	337,775	409,129	(71,354)	(17.4)%
General and administrative expenses	74,841	64,997	9,844	15.1%
Cost of services	48,138	35,391	12,747	36.0%
Research and development	11,186	8,947	2,239	25.0%
Impairment charges	7,246	—	7,246	100.0%
Reimbursed expenses	5,354	4,084	1,270	31.1%
Total operating expenses	484,540	522,548	(38,008)	(7.3)%

Operating income	31,356	64,098	(32,742)	(51.1)%

Non-operating income (expense)
Interest, net	5,162	409
Other, net	3,186	(1,697)
Net non-operating income (expense)	8,348	(1,288)

Income before income taxes	39,704	62,810

Provision for income taxes	15,136	20,194

Net income	24,568	42,616

Other comprehensive income (loss), net of tax	368	(8,606)

Comprehensive income	$24,936	$34,010

Weighted-average common shares outstanding
Basic	19,958	19,675
Diluted	20,701	20,485

Earnings per common share
Basic	$1.23	$2.17
Diluted	$1.19	$2.08

Salaries and benefits as a % of net revenue	66.2%	70.2%
General and administrative expenses as a % of net revenue	14.7%	11.2%
Cost of services as a % of net revenue	9.4%	6.1%
Research and development as a % of net revenue	2.2%	1.5%
Operating margin	6.1%	11.0%

Heidrick & Struggles International, Inc.
Segment Information
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022	$ Change	% Change	2023 Margin[1]	2022 Margin[1]
Revenue
Executive Search
Americas	$265,890	$338,573	$(72,683)	(21.5)%
Europe	84,498	97,876	(13,378)	(13.7)%
Asia Pacific	46,878	60,009	(13,131)	(21.9)%
Total Executive Search	397,266	496,458	(99,192)	(20.0)%
On-Demand Talent	70,357	45,734	24,623	53.8%
Heidrick Consulting	42,919	40,370	2,549	6.3%
Revenue before reimbursements (net revenue)	510,542	582,562	(72,020)	(12.4)%
Reimbursements	5,354	4,084	1,270	31.1%
Total revenue	$515,896	$586,646	$(70,750)	(12.1)%

Operating income (loss)
Executive Search
Americas	$81,843	$84,101	$(2,258)	(2.7)%	30.8%	24.8%
Europe	4,144	10,009	(5,865)	(58.6)%	4.9%	10.2%
Asia Pacific	4,646	8,966	(4,320)	(48.2)%	9.9%	14.9%
Total Executive Search	90,633	103,076	(12,443)	(12.1)%	22.8%	20.8%
On-Demand Talent	(7,226)	(931)	(6,295)	NM	(10.3)%	(2.0)%
Heidrick Consulting[2]	(13,802)	(2,492)	(11,310)	NM	(32.2)%	(6.2)%
Total segments	69,605	99,653	(30,048)	(30.2)%	13.6%	17.1%
Research and Development	(11,186)	(8,947)	(2,239)	(25.0)%	(2.2)%	(1.5)%
Global Operations Support	(27,063)	(26,608)	(455)	(1.7)%	(5.3)%	(4.6)%
Total operating income	$31,356	$64,098	$(32,742)	(51.1)%	6.1%	11.0%

1 Margin based on revenue before reimbursements (net revenue).
2 Includes impairment charges of $7.2 million for the six months ended June 30, 2023.

Heidrick & Struggles International, Inc.
Reconciliation of Net Income and Adjusted Net Income (Non-GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$8,982	$24,149	$24,568	$42,616

Adjustments
Impairment charges, net of tax[1]	6,038	—	6,038	—
Total adjustments	6,038	—	6,038	—

Adjusted net income	$15,020	$24,149	$30,606	$42,616

Weighted-average common shares outstanding
Basic	20,010	19,726	19,958	19,675
Diluted	20,637	20,314	20,701	20,485

Earnings per common share
Basic	$0.45	$1.22	$1.23	$2.17
Diluted	$0.44	$1.19	$1.19	$2.08

Adjusted earnings per common share
Basic	$0.75	$1.22	$1.53	$2.17
Diluted	$0.73	$1.19	$1.48	$2.08

1 The Company recorded a goodwill impairment charge of $7.2 million in the Heidrick Consulting segment for the three and six months ended June 30, 2023.

Heidrick & Struggles International, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2023	December 31, 2022

Current assets
Cash and cash equivalents	$217,776	$355,447
Marketable securities	21,240	266,169
Accounts receivable, net	197,899	126,437
Prepaid expenses	27,401	24,098
Other current assets	50,622	40,722
Income taxes recoverable	8,397	10,946
Total current assets	523,335	823,819

Non-current assets
Property and equipment, net	33,330	30,207
Operating lease right-of-use assets	69,692	71,457
Assets designated for retirement and pension plans	11,552	11,332
Investments	44,357	34,354
Other non-current assets	22,082	25,788
Goodwill	198,639	138,361
Other intangible assets, net	26,903	6,333
Deferred income taxes	34,565	33,987
Total non-current assets	441,120	351,819

Total assets	$964,455	$1,175,638

Current liabilities
Accounts payable	$15,477	$14,613
Accrued salaries and benefits	193,858	451,161
Deferred revenue	44,102	43,057
Operating lease liabilities	21,221	19,554
Other current liabilities	36,017	56,016
Income taxes payable	8,118	4,076
Total current liabilities	318,793	588,477

Non-current liabilities
Accrued salaries and benefits	48,444	59,467
Retirement and pension plans	58,951	48,456
Operating lease liabilities	60,326	63,299
Other non-current liabilities	42,005	5,293
Deferred income taxes	7,619	—
Total non-current liabilities	217,345	176,515

Total liabilities	536,138	764,992

Stockholders’ equity	428,317	410,646

Total liabilities and stockholders’ equity	$964,455	$1,175,638

Heidrick & Struggles International, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2023	2022
Cash flows - operating activities
Net income	$8,982	$24,149
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,819	2,621
Deferred income taxes	(223)	231
Stock-based compensation expense	1,919	3,784
Accretion expense related to earnout payments	451	274
Gain on marketable securities	(49)	—
Loss on disposal of property and equipment	1	142
Impairment charges	7,246	—
Changes in assets and liabilities:
Accounts receivable	(35,658)	(31,641)
Accounts payable	(1,777)	212
Accrued expenses	52,164	103,143
Deferred revenue	396	(5,664)
Income taxes recoverable and payable, net	495	(13,142)
Retirement and pension plan assets and liabilities	333	(200)
Prepaid expenses	4,500	4,411
Other assets and liabilities, net	3,341	(5,636)
Net cash provided by operating activities	46,940	82,684

Cash flows - investing activities
Acquisition of business, net of cash acquired	(5,842)	—
Capital expenditures	(3,006)	(2,432)
Purchases of marketable securities and investments	(21,511)	(347)
Proceeds from sales of marketable securities and investments	153	227
Net cash used in investing activities	(30,206)	(2,552)

Cash flows - financing activities
Repurchases of common stock	(904)	—
Cash dividends paid	(3,122)	(3,104)
Net cash used in financing activities	(4,026)	(3,104)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	376	(8,380)

Net increase in cash, cash equivalents and restricted cash	13,084	68,648
Cash, cash equivalents and restricted cash at beginning of period	204,733	268,002
Cash, cash equivalents and restricted cash at end of period	$217,817	$336,650

Heidrick & Struggles International, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows - operating activities
Net income	$24,568	$42,616
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	8,692	5,241
Deferred income taxes	6,446	(246)
Stock-based compensation expense	3,772	7,482
Accretion expense related to earnout payments	642	545
Gain on marketable securities	(1,694)	—
Loss on disposal of property and equipment	131	309
Impairment charges	7,246	—
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	(59,990)	(84,783)
Accounts payable	(2,914)	(3,944)
Accrued expenses	(273,811)	(124,281)
Deferred revenue	543	(1,527)
Income taxes recoverable and payable, net	(2,588)	(8,114)
Retirement and pension plan assets and liabilities	6,403	3,297
Prepaid expenses	(2,635)	(4,670)
Other assets and liabilities, net	(4,902)	(11,437)
Net cash used in operating activities	(290,091)	(179,512)

Cash flows - investing activities
Acquisition of businesses, net of cash acquired	(35,749)	—
Capital expenditures	(6,814)	(4,236)
Purchases of marketable securities and investments	(27,683)	(5,358)
Proceeds from sales of marketable securities and investments	268,118	990
Net cash provided by (used in) investing activities	197,872	(8,604)

Cash flows - financing activities
Repurchases of common stock	(904)	—
Cash dividends paid	(6,234)	(6,223)
Payment of employee tax withholdings on equity transactions	(4,141)	(3,219)
Acquisition earnout payments	(35,946)	—
Net cash used in financing activities	(47,225)	(9,442)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	1,772	(11,051)

Net decrease in cash, cash equivalents and restricted cash	(137,672)	(208,609)
Cash, cash equivalents and restricted cash at beginning of period	355,489	545,259
Cash, cash equivalents and restricted cash at end of period	$217,817	$336,650

Heidrick & Struggles International, Inc.
Reconciliation of Net Income and Operating Income to Adjusted EBITDA (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue before reimbursements (net revenue)	$271,225	$298,701	$510,542	$582,562

Net income	8,982	24,149	24,568	42,616
Interest, net	(1,913)	(299)	(5,162)	(409)
Other, net	(1,377)	(774)	(3,186)	1,697
Provision for income taxes	7,893	10,790	15,136	20,194
Operating income	13,585	33,866	31,356	64,098

Adjustments
Stock-based compensation expense	1,499	3,351	3,327	7,026
Depreciation	2,172	1,810	4,176	3,618
Intangible amortization	2,647	810	4,516	1,622
Earnout accretion	451	273	642	544
Acquisition contingent consideration	3,784	971	5,443	2,060
Deferred compensation plan	1,603	(4,255)	3,736	(6,487)
Reorganization costs	3,396	—	3,396	—
Impairment charges	7,246	—	7,246	—
Total adjustments	22,798	2,960	32,482	8,383

Adjusted EBITDA	$36,383	$36,826	$63,838	$72,481
Adjusted EBITDA margin	13.4%	12.3%	12.5%	12.4%

Heidrick & Struggles International, Inc.
Reconciliation of Operating Income to Adjusted EBITDA by Line of Business (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2023
	Executive Search		On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$206,779		$39,240	$25,206	$—	$—	$271,225

Operating income (loss)[1]	46,940		(2,862)	(10,686)	(5,658)	(14,149)	13,585

Adjustments
Stock-based compensation	706		2	47	57	687	1,499
Depreciation	1,297		116	183	416	160	2,172
Intangible amortization	53		2,151	443	—	—	2,647
Earnout accretion	—		394	57	—	—	451
Acquisition contingent compensation	1,165		1,561	1,058	—	—	3,784
Deferred compensation plan	1,541		—	37	24	1	1,603
Reorganization costs	2,169		1,227	—	—	—	3,396
Impairment charges	—		—	7,246	—	—	7,246
Total adjustments	6,931	6,931	5,451	9,071	497	848	22,798

Adjusted EBITDA	$53,871	$53,871	$2,589	$(1,615)	$(5,161)	$(13,301)	$36,383
Adjusted EBITDA margin	26.1%		6.6%	(6.4)%	(1.9)%	(4.9)%	13.4%

	Three Months Ended June 30, 2022
	Executive Search		On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$253,909		$22,353	$22,439	$—	$—	$298,701

Operating income (loss)[1]	52,768		(349)	(408)	(4,545)	(13,600)	33,866

Adjustments
Stock-based compensation	1,098		8	160	57	2,028	3,351
Depreciation	1,486		31	124	64	105	1,810
Intangible amortization	78		632	100	—	—	810
Earnout accretion	—		273	—	—	—	273
Acquisition contingent compensation	971		—	—	—	—	971
Deferred compensation plan	(4,089)		—	(113)	(53)	—	(4,255)
Total adjustments	(456)		944	271	68	2,133	2,960

Adjusted EBITDA	$52,312		$595	($137)	$(4,477)	$(11,467)	$36,826
Adjusted EBITDA margin	20.6%		2.7%	(0.6%)	(1.5)%	(3.8)%	12.3%

1 The Company does not allocate interest income or expense, other income or expense, and the provision for income taxes to the Company’s reportable operating segments. As such, the Company has concluded that operating income (loss) represents the most directly comparable measure of financial performance presented in accordance with U.S. GAAP for the reconciliation of Adjusted EBITDA in this presentation.

Heidrick & Struggles International, Inc.
Reconciliation of Operating Income to Adjusted EBITDA by Line of Business (Non-GAAP)
(In thousands)
(Unaudited)

	Six Months Ended June 30, 2023
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$397,266	$70,357	$42,919	$—	$—	$510,542

Operating income (loss)[1]	90,633	(7,226)	(13,802)	(11,186)	(27,063)	31,356

Adjustments
Stock-based compensation	1,323	8	122	122	1,752	3,327
Depreciation	2,640	201	351	664	320	4,176
Intangible amortization	105	3,868	543	—	—	4,516
Earnout accretion	—	585	57	—	—	642
Acquisition contingent compensation	1,800	2,585	1,058	—	—	5,443
Deferred compensation plan	3,590	—	90	53	3	3,736
Reorganization costs	2,169	1,227	—	—	—	3,396
Impairment charges	—	—	7,246	—	—	7,246
Total adjustments	11,627	8,474	9,467	839	2,075	32,482

Adjusted EBITDA	$102,260	$1,248	$(4,335)	$(10,347)	$(24,988)	$63,838
Adjusted EBITDA margin	25.7%	1.8%	(10.1)%	(2.0)%	(4.9)%	12.5%

	Six Months Ended June 30, 2022
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$496,458	$45,734	$40,370	$—	$—	$582,562

Operating income (loss)[1]	103,076	(931)	(2,492)	(8,947)	(26,608)	64,098

Adjustments
Stock-based compensation	2,168	14	269	90	4,485	7,026
Depreciation	2,978	53	257	110	220	3,618
Intangible amortization	161	1,261	200	—	—	1,622
Earnout accretion	—	544	—	—	—	544
Acquisition contingent compensation	2,060	—	—	—	—	2,060
Deferred compensation plan	(6,233)	—	(176)	(78)	—	(6,487)
Total adjustments	1,134	1,872	550	122	4,705	8,383

Adjusted EBITDA	$104,210	$941	$(1,942)	$(8,825)	$(21,903)	$72,481
Adjusted EBITDA margin	21.0%	2.1%	(4.8)%	(1.5)%	(3.8)%	12.4%

1 The Company does not allocate interest income or expense, other income or expense, and the provision for income taxes to the Company’s reportable operating segments. As such, the Company has concluded that operating income (loss) represents the most directly comparable measure of financial performance presented in accordance with U.S. GAAP for the reconciliation of Adjusted EBITDA in this presentation.